Exhibit 32.3

Certification of the Chief Financial Officer

pursuant to

18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, Francis X. Shea, Chief Financial Officer of World Fuel Services Corporation (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2003

/s/ Francis X. Shea

Francis X. Shea

Executive Vice President and

    Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to World Fuel Services Corporation and will be retained by World Fuel Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.